                                                            Exhibit 3(a)(1)


                       RESTATED ARTICLES OF INCORPORATION

     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

1.   The present name of the corporation is CREDIT ACCEPTANCE
     CORPORATION.

2. The corporation identification number (CID) assigned by the Bureau is 020-465.

3.   The former name of the corporation is AUTO FINANCE CORPORATION.

4. The date of filing the original Articles of Incorporation was August 23, 1972.

     The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

     The name of the corporation is CREDIT ACCEPTANCE CORPORATION.

ARTICLE II

     The purpose or purposes for which the corporation is formed are to engage in any activity within the purposes for which corporations may be organized under the Michigan Business Corporation Act.

ARTICLE III

     The total authorized capital stock is:

     1. Common stock:  25,000,000 shares

        Preferred stock: 1,000,000 shares

     2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

     Subject to the preferences accorded the holders of Preferred Stock pursuant to these Articles of Incorporation or action of the Board of Directors taken with respect to such preferences, holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of the corporation from time to time and, in the event of any liquidation, dissolution or winding up of the corporation, the holders of Common Stock will be entitled to receive pro rata all of the remaining assets of the corporation available for distribution. Each issued and outstanding share of Common Stock is entitled to one vote.

     The Board of Directors of the corporation is authorized from time to time to issue shares of Preferred

Stock in one or more series, each series to bear a distinctive designation and to have such relative rights, powers, preferences, limitations and restrictions as shall be stated in the resolution or resolutions, when filed, shall constitute amendments to these Articles of Incorporation.

ARTICLE IV

     The current resident agent is Allan V. Apple, 21301 Civic Center Drive, Southfield, Michigan 48037.

ARTICLE V


     No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit the liability of a director for any of the following: (i) breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (iii) a violation of Section 551(1) of the Michigan Business Corporation Act; (iv) a transaction from which the director derived an improper personal benefit; or (v) an act or omission occurring prior to the date this article becomes effective. If the Michigan Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability contained herein, shall be limited to the fullest extent permitted by the amended Michigan Business Corporation Act. No amendment or repeal of this Article V shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE VI

     Directors and officers of the corporation shall be indemnified in connection with any actual or threatened action or proceeding (including civil, criminal, administrative or investigative proceedings) arising out of their service to the corporation or to another organization at the corporation's request, and shall be paid expenses incurred in defending any such proceeding in advance of its final disposition to the fullest extent permitted by law.
Persons who are not directors or officers of the Company may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors or the Bylaws of the corporation. The provisions of this Article shall be applicable to actions or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof, and to persons who have ceased to be directors, officers or employees, and shall inure to the benefit of their heirs, executors and administrators. The right to indemnification and advancement of expenses conferred hereunder shall be a contract right which may not be modified retroactively without the written consent of the director or officer and shall not be deemed exclusive of any other rights to indemnification or advancement of expenses such person may have or to which such person may be entitled.

     If a claim under this Article VI is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the corporation to recover advances, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the indemnitee to enforce a right hereunder (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) it shall be a defense that, and in any action brought by the corporation to recover advances the corporation shall be entitled to recover such advances if, the indemnitee has not met the applicable standard of conduct set forth in the Michigan Business Corporation Act. Neither the failure of the corporation (including its Board of Directors, a committee of its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Michigan Business Corporation Act, nor an actual determination by the corporation (including its Board of Directors, a committee of its Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to an action brought by the indemnitee or create a presumption that the indemnitee has not met the applicable standard of conduct. In any action brought by the indemnitee to enforce a right hereunder or by the corporation to recover payments by the corporation of advances, the burden of proof shall be on the corporation.

     These Restated Articles of Incorporation were duly adopted on the 3rd day of March, 1992, in accordance with the provisions of Section 642 of the Michigan Business Corporation Act and were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Michigan Business Corporation Act.

     Signed this 10th day of March, 1992

     By /S/ Donald Foss
        ---------------------------
        (Signature)

        Donald Foss                          Chairman of the Board and CEO
     ------------------------------------------------------------------------
       (Type or Print Name)                     (Type or Print Title)

WHEN FILED, RETURN TO:

Mark A. Metz
Dykema Gossett
400 Renaissance Center
35th Floor
Detroit, Michigan  48243

           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                        For use by Domestic Corporations
            (Please read information and instructions on last page)

       Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is:  CREDIT ACCEPTANCE CORPORATION

2. The Corporation identification number (CID) assigned by the Bureau is:
   020-465

3. The location of its registered office is:

   21301 Civic Center Drive, Southfield, Michigan   48037
   ---------------------------------------------------------------------
     (Street Address)               (City)         (Zip Code)

4. Article III of the Articles of Incorporation is hereby amended to read as follows:

   See Exhibit A, attached hereto and made a part hereof

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b)

a. / / The foregoing amendment to the Articles of Incorporation was duly adopted on the ___ day of ___________, 19__, in accordance with the provisions of the Act by the unanimous consent of the Incorporator(s) before the first meeting of the board of directors or trustees.

       Signed this ____ day of __________, 19__.


---------------------------            ------------------------------------
     (Signature)                               (Signature)


---------------------------            ------------------------------------
  (Type or Print Name)                         (Type or Print Name)


---------------------------            ------------------------------------
     (Signature)                               (Signature)


---------------------------            ------------------------------------
  (Type or Print Name)                       (Type or Print Name)

b. /X/ The foregoing amendment to the Articles of Incorporation was duly adopted on the 10th day of June, 1992. This amendment: (check one of the following)

     / / was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

     / / was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

     / / was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, and Section 407(1) of the Act if a profit corporation. Written notice to shareholders or member who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

     / / was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act if a non-profit corporation, and Section 407(2) of the Act if a profit corporation.



                       Signed this 10th day of June, 1992

                       By /s/ Richard E. Beckman
                         ---------------------------------------------


                 (Only signature of: President, Vice-President,
                       Chairperson and Vice-Chairperson)

                Richard E. Beckman       Vice-President-Finance
         -------------------------------------------------------------
               (Type or Print Name)         (Type or Print Title)

                                   EXHIBIT A

ARTICLE III

     The total authorized capital stock is:

     1. Common stock:    25,000,000 shares

        Preferred stock:  1,000,000 shares

     2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

     Subject to the preferences accorded the holders of Preferred Stock pursuant to these Articles of Incorporation or action of the Board of Directors taken with respect to such preferences, holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of the corporation from time to time and, in the event of any liquidation, dissolution or winding up of the corporation, the holders of Common Stock will be entitled to receive pro rata all of the remaining assets of the corporation available for distribution. Each issued and outstanding share of Common Stock is entitled to one vote.

     The Board of Directors of the corporation is authorized from time to time to issue shares of Preferred Stock in one or more series, each series to bear a distinctive designation and to have such relative rights, powers, preferences, limitations and restrictions as shall be stated in the resolution or resolutions of the Board of Directors providing for the issuance thereof. Such resolutions, when filed, shall constitute amendments to these Articles of Incorporation.

     No holder of any shares of any class of stock of this corporation shall have any preemptive or preferential right to subscribe for, or to purchase, any part of a new or additional issue of stock or any other reacquired shares of stock of any class whatsoever or of any securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration.

           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                    For use by Domestic Profit Corporations
          (Please read information and instructions on the last page)


     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporation), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is:  Credit Acceptance Corporation

2. The identification number assigned by the Bureau is:   020-465

3. The location of the registered office is:

   2301 Civic Center Drive, Southfield, Michigan  48037
   ---------------------------------------------------------------------
   (Street Address)                   (City)       (Zip Code)

4. Part I of Article III of the Articles of Incorporation is hereby amended to read as follows:

   1. Common Stock: 60,000,000 shares, $.01 par value
      Preferred Stock: 1,000,000 shares, $.01 par value

5. COMPLETE THIS SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE
   UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES:
   OTHERWISE, COMPLETE SECTION (b).  DO NOT COMPLETE BOTH.

a. / / The foregoing amendment to the Articles of Incorporation was duly adopted on the ___ day of ________, 19__, in accordance with the provisions of the Acts by the unanimous consent of the incorporator(s) before the first meeting of the B
           Directors or Trustees.

           Signed this ____ day of ________, 19__.

------------------------                 -----------------------
      (Signature)                              (Signature)

------------------------                 -----------------------
 (Type or Print Name)                     (Type or Print Name)


-----------------------                 -----------------------
     (Signature)                               (Signature)

------------------------                 -----------------------
 (Type or Print Name)                      (Type or Print Name)

b. /X/ The foregoing amendment to the Articles of Incorporation was duly adopted on the 23rd day of May, 1994. The amendment: (check one of the following)

   /X/ was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

   / / was duly adopted by the written consent of all directors pursuant to
       Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

   / / was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

   / / was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.


                       Signed this 8th day of June, 1994

                       By /s/ Richard E. Beckman
                          -----------------------------------------------
                          (Only Signature of President, Vice-President,


                        Chairperson, or Vice-Chairperson


              Richard E. Beckman     Vice President, Treasurer and
                                     Chief Financial Officer
         --------------------------------------------------------------
             (Type or Print Name)            (Type or Print Title)

               CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR
                            CHANGE OF RESIDENT AGENT
  For use by Domestic and Foreign Corporations and Limited Liability Companies

           (Please read information and instructions on reverse side)

       Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23,
 Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1. The name of the corporation or limited liability company is:

   Credit Acceptance Corporation

2. The identification number assigned by the Bureau is:    020-465

3. a.  The name of the resident agent on file with the Bureau is: Allan V. Apple

   b.  The location of its registered office is:

       21301 Civic Center Drive, Southfield, Michigan  48076-3911
       ---------------------------------------------------------------------
        (Street Address)               (City)        (Zip Code)

   c. The mailing address of the above registered office on file with the Bureau is:

       21301 Civic Center Drive, Southfield, Michigan 48076-3911
       -------------------------------------------------------------------
      (P.O. Box)                         (City)       (Zip Code)

                ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW
                          APPEAR ON THE PUBLIC RECORD


4. a. The name of the resident agent is: Allan V. Apple

   b. The address of the registered office is:

   25505 West Twelve Mile Road, Suite 3000, Southfield, Michigan 48034-8339
   ---------------------------------------------------------------------
     (Street Address)            (City)                         (Zip Code)

  c. The mailing address of the registered office IF DIFFERENT THAN 4B is:

   ---------------------------------------------------------------------
     (P.O. Box)             (City)                         (Zip Code)

5. The above changes were authorized by resolution duly adopted by: 1. ALL CORPORATIONS: its board of directors; 2. PROFIT CORPORATIONS
     ONLY: the resident agent, if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation; 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent, if only the address of the registered office is changed. The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.

Date Signed:  8/29/94                    Signed by: /s/ Richard E. Beckman

                                     Richard E. Beckman, Vice Chairman
                                     ------------------------------------------
                                     (Type or Print Name)  (Type or Print Title)

               CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR
                            CHANGE OF RESIDENT AGENT
  For use by Domestic and Foreign Corporations and Limited Liability Companies

           (Please read information and instructions on reverse side)

       Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act
     23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1. The name of the corporation or limited liability company is:

   Credit Acceptance Corporation

2. The identification number assigned by the Bureau is:  020-465

3.a.   The name of the resident agent on file with the Bureau is: Allan V. Apple

  b.   The location of its registered office is:

   25505 West Twelve Mile Road, Suite 3000, Southfield, Michigan  48034
   ---------------------------------------------------------------------
      (Street Address)         (City)                      (Zip Code)

 c. The mailing address of the above registered office on file with the Bureau is:

    ---------------------------------------------------------------------
     (P.O. Box)                (City)                      (Zip Code)

                ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW

                          APPEAR ON THE PUBLIC RECORD

4.a. The name of the resident agent is:  Richard E. Beckman

  b. The address of the registered office is:

     25505 West Twelve Mile Road, Suite 3000, Southfield, Michigan 48034
     ---------------------------------------------------------------------
     (Street Address)                (City)                    (Zip Code)

  c. The mailing address of the registered office IF DIFFERENT THAN 4B is:

     ---------------------------------------------------------------------
     (P.O. Box)             (City)                     (Zip Code)

5. The above changes were authorized by resolution duly adopted by: 1. ALL CORPORATIONS: its board of directors; 2. PROFIT CORPORATIONS
     ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation; 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed. The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.


     Dated Signed:  5/25/95                  Signed by /s/ Robert A. Derwa

                                   Robert A. Derwa, President
                                   ------------------------------------------
                                  (Type or Print Name)    (Type of Print Title)

           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

                                       OF

                         CREDIT ACCEPTANCE CORPORATION

                            (a Michigan corporation)

   Pursuant to the provision of Act 284, public Acts of 1972, as amended, the undersigned corporation executes the following certificate:

1. The present name of the Corporation is CREDIT ACCEPTANCE CORPORATION

2. The corporation identification number (CID) assigned by the Bureau is:
   020-465.

3. The location of its registered office is: 25505 West Twelve Mile Road, Suite 3000, Southfield, Michigan 48034.

4. Part 1 of Article III of the Articles of Incorporation is hereby amended to read as follows:

   1. Common Stock: 80,000,000 shares, $.01 par value
      Preferred Stock 1,000,000 shares, $.01 par value

   The foregoing amendment to the Articles of Incorporation was duly adopted on the 19th day of May, 1997 by the shareholders at a meeting. The necessary votes were cast in favor of the amendment.

Signed this 26th day of June, 1997.


                By: /s/ Richard E. Beckman
                    -----------------------------------------
                   (Signature of President, Vice President,
                    Chairperson or Vice Chairperson)
                Richard E. Beckman, President
                ---------------------------------------------


                 (Type or Print Name)     (Type or Print Title)


 Name of person or organization          Preparer's name and business
 remitting fees:                      telephone number

Credit Acceptance Corporation            Mark A. Metz
                                      (313) 568-5434